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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 15, 2005


                                  UBRANDIT.COM
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             (Exact name of registrant as specified in its chapter)


         NEVADA                     001-15683                    88-0381646
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida 33401
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: 800-682-5689
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         Item 1.01-Entry into a Material Definitive Agreement

         On January 29, 2002, the Company filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of Utah (case no. 02-21677). As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all of our business operations. The Bankruptcy Trustee has disposed of all of the assets. On January 28, 2005 this Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Central District of Utah.

         For at least the past two years, the registrant has not engaged in any business operations, and has not, since January 2002, filed the reports required by the Securities and Exchange Commission. In addition, on or about January 1, 2003, the Nevada Secretary of State revoked the registrant's corporate charter. Accordingly, the registrant had abandoned its business.

         Pursuant to its ORDER GRANTING THE PETITION FOR APPOINTMENT OF MICHAEL ANTHONY AS CUSTODIAN OF UBRANDIT.COM PURSUANT TO NRS 78.34 dated July 15, 2005 (the "Order"), the Eight District Court, Clark County, Nevada appointed Michael Anthony custodian of the registrant for the purpose of appointing new officers and directors of the registrant and taking all action on behalf of the registrant as permitted by Nevada Revised Statutes 78.347. The actions authorized under NRS 78.347 include:

         o To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal
         o To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation
         o To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation
         o Provided that the authority of the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets
         o To exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws

         In accordance with Order, Mr. Anthony appointed himself as sole interim Director and President. In addition, the registrant hired Century Capital Partners, LLC; a business consulting firm ("CCP"), for the purpose of assisting the registrant in its efforts to salvage value for the benefit of its shareholders. CCP has also agreed to advise the registrant as to potential business combinations. Mr. Anthony is the managing member of CCP and his wife, Laura Anthony (a securities attorney) is also a member of CCP.


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         As of October 11 2005, CCP contributed approximately $16,000 and obligated itself to contribute an additional $14,000.00 as paid in capital to the registrant. The registrant is to use these funds to pay the costs and expenses necessary to revive the registrant's business operations. Such expenses include, without limitation, fees to reinstate the registrant's corporate charter with the state of Nevada; payment of all past due franchise taxes; settling all past due accounts with the registrant's transfer agent; accounting and legal fees; costs associated with bringing the registrant current with its filings with the Securities and Exchange Commission, etc. CCP has agreed to continue to contribute such additional funds as are necessary to accomplish these goals.

         In consideration for these services and capital contribution(s), the registrant issued to CCP 50,000,000 shares of its common stock representing approximately 72.3% of its common stock outstanding as of July 15, 2005.

SECTION 3 - SECURITIES AND TRADING MARKETS

         Item 3.02 - Unregistered Sale of Equity Securities

         On July 20 2005, the registrant issued to CCP, 50,000,000 shares of its common stock in exchange for $30,000. See Item 1.01 above.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

         Item 4.01 - Changes in Registrant's Certifying Accountant

         (a)(1) Previous Independent Accountants. On Form 8-K dated October 24, 2001, the registrant reported that it changed its independent accountants from BDO Seidman, LLP to Tanner + Co. Since October 2001, the registrant has not had any contact with Tanner + Co. Tanner & Co. never performed an audit or review of the financial statements and was effectively terminated upon filing bankruptcy.

         (a)(2) Engagement of New Independent Accountant. On September 19, 2005, the registrant engaged Michael F. Cronin, CPA, Winter Springs Florida as its independent auditor.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

         Item 5.01- Changes in Control of Registrant

         Pursuant to the Order and the arrangement with CCP, the registrant issued to CCP 50,000,000 shares of its common stock representing approximately 72.3% of its common stock outstanding as of July 15, 2005. See Item 1.01, above.

         Item 5.02 - Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

         Pursuant to the Order, Michael Anthony has been appointed sole director and officer of the registrant. See 1.01, above


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SECTION 8 - OTHER EVENTS

         Item 8.01 - Other Events

         At the direction of Michael Anthony, the registrant intends to update all regulatory filings and establish business operations that will enhance shareholder value.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 11, 2005                     UBRANDIT.COM..


                                            By: /s/ Michael Anthony
                                                --------------------------
                                                Name: Michael Anthony
                                                Title: President




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